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                                                                   EXHIBIT  10.9


                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                        (the "Agreement" or the "Plan")

          THIS AGREEMENT is made as of the 10 day of July, 1997, by and between
(1) INNOTRAC CORPORATION, a Georgia corporation (the "Corporation"), (2) BRUCE
V. BENATOR, as Trustee of THE SCOTT DAVID DORFMAN FAMILY TRUST #2 U/A January 28, 1997 (the "Owner"), and (3) SCOTT DAVID DORFMAN ("SCOTT") (the Corporation, the Owner and SCOTT sometimes are referred to herein collectively as the "Parties" and individually as a "Party").

          The Corporation highly values SCOTT's efforts, abilities and accomplishments.

          SCOTT is deemed to be a member of a select group of management personnel and one of the Corporation's highly regarded employees.

          The Corporation, as an inducement to SCOTT's continued employment, wishes to assist SCOTT with SCOTT's personal life insurance program.

          SCOTT agrees to participate in such program to the extent hereinafter provided.

          The Plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

          a)  Life Insurance Policy/Policies:
              ------------------------------

          (1) In furtherance of the purposes of this Agreement, one or more life insurance policies having an aggregate face amount of up to One Million Dollars ($1,000,000) (collectively the "Policies" and individually a "Policy") have been or may be issued on SCOTT's life by one or more insurance companies (collectively the "Insurers" and individually an "lnsurer"). See Schedule A attached to this Agreement for particulars regarding each Policy issued in connection with this Plan.

          (2) This Agreement will be effective as to each Policy upon the later to occur of (A) the execution of this Agreement, or (B) the issuance to and acceptance of such Policy by the Owner.

          b)  Rights of Parties:
              -----------------

          (1) The Owner shall be the sole and absolute owner of each Policy and shall have and may exercise all incidents and rights of ownership with respect to each Policy, including, by way of illustration and not limitation, the right to surrender the Policy, the
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     right to make policy loans, the right to designate and change the beneficiary and the right to elect and to receive dividends. All such rights are reserved exclusively to the Owner and may be exercised solely by the Owner. (2) In exchange for the Corporation's payment of premiums as provided in paragraph (c) of this Agreement, the Owner agrees to make the applicable payment(s) described in subparagraphs (b)(2)(A) through
     (b)(2)(C) of this Agreement below upon the first to occur of the following events: (A) SCOTT's death; (B) as to any particular Policy, the lapse of such Policy or the cancellation or surrender of such Policy by the Owner; or (C) the bankruptcy, receivership, dissolution or cessation of business of or by the Corporation (the first to occur of such events is referred to as the "Triggering Event").

               (A) If the Triggering Event is SCOTT's death, the Owner agrees to return to the Corporation with respect to each Policy that shall be in existence at SCOTT's death an amount equal to the lesser of: (i) the Corporation's Premium Advance with respect to such Policy; or (ii) the amount of the net proceeds payable upon SCOTT's death with respect to such Policy.

               (B) If the Triggering Event is the lapse, cancellation or surrender of a Policy, the Owner agrees to return to the Corporation an amount equal to the lesser of: (i) the Corporation's Premium Advance with respect to such Policy; or (ii) the sum of the Total Cash Value of such Policy at the time of such lapse, cancellation or surrender, plus all unpaid loan amounts outstanding against such Policy at the time of such lapse, cancellation or surrender.

               (C) If the Triggering Event is the bankruptcy, receivership, dissolution or cessation of business of or by the Corporation, the Owner agrees to return to the Corporation with respect to each Policy, that shall be in existence at the time of such bankruptcy, receivership, dissolution or cessation of business an amount equal to the lesser of: (i) the Corporation's Premium Advance with respect to such Policy; or (ii) the sum of the Total Cash Value of such Policy at the time of such bankruptcy, receivership, dissolution or cessation of business, plus all unpaid loan amounts outstanding against such Policy at the time of such bankruptcy, receivership, dissolution or cessation of business.

          c)  Payments of Premiums:
              --------------------

          (1) The Owner shall remit to the Insurer in a timely manner a portion of each premium due on each Policy, which portion (herein referred to as the "Owner's Portion") shall be equal to the lesser of: (A) the value of the entire economic benefit that would be taxable to SCOTT but for such payment; or (B) the entire premium in question. The

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     economic value that would be taxable to SCOTT but for such payment shall be calculated by using the lower of: (A) the "PS 58" rate, whichever shall be applicable, as set forth in the laws, regulations or rulings which governs the federal income tax consequences of split dollar life insurance arrangements at the time in question; or (B) the Insurer's applicable annual renewable term insurance rates for providing a comparable amount of insurance at the time in question. The Owner shall be entitled to elect to pay any additional part or all of any premium on any Policy by policy loan or other borrowing, and shall deliver notice of such election to the Corporation on or before the premium due date. The Owner shall have the right to apply any dividends declared on any Policy toward the reduction of a premium otherwise payable.

          (2) The Corporation shall remit to each Insurer in a timely manner all premium amounts not paid by the Owner with respect to each Policy.

          d)  Use of Dividends:  All dividends attributable to each Policy shall
              ----------------
be applied, in the Owner's sole discretion, to the purchase of paid-up additions from the Insurer or a reduction of premiums.

          e)  Payment of Proceeds:  Upon the SCOTT's death, such party or
              -------------------
parties as shall be designated in writing by the Owner as beneficiary (or beneficiaries) of each Policy shall receive the proceeds of such Policy.

          f)  Definitions:  For purposes of this Agreement, the following
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definitions are applicable:

          (1) The "Guaranteed Cash Value" of a Policy is its contractually guaranteed cash value only.

          (2) The "Total Cash Value" of a Policy consists of such Policy's Guaranteed Cash Value, cash values of additions, values from accumulation and accrued but unpaid dividends.

          (3) The "Corporation's Premium Advance" with respect to each Policy is an amount equal to the cumulative total of the premiums paid by the Corporation with respect to such Policy.

          g)  Termination of Agreement:  This Agreement shall terminate and be
              ------------------------
of no further effect upon the Owner's complete satisfaction of all of the Owner's obligations to reimburse the Corporation as set forth in subparagraph
(b)(2) of this Agreement.

          h)  Named Fiduciary: The Treasurer of the Corporation (currently SCOTT
              ---------------
DAVID DORFMAN) is hereby designated as the Named Fiduciary of the Plan, in accordance with the Employee Retirement Income Security Act of 1984, and shall serve in such capacity until his/her resignation or removal by the Board of Directors of the Corporation and the

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appointment of a successor by a duly adopted resolution of such Board. The business address and telephone number of the Named Fiduciary are: INNOTRAC CORPORATION; 1828 Meca Way, N.W., Norcross, GA 30093. The Named Fiduciary shall have the authority to control and manage the operation and administration of this Plan. However, the Named Fiduciary may allocate his/her responsibilities for the operation and administration of this Plan, including the designation of persons who are not Named Fiduciaries, to carry out fiduciary responsibilities. The Named Fiduciary shall affect such allocation of his/her responsibilities by delivering to the Corporation a written instrument signed by him/her that specifies the nature and extent of the responsibilities allocated, including, if appropriate, the person(s) who are designated to carry out fiduciary responsibilities under this Plan. The Named Fiduciary of this Plan shall be responsible for making timely delivery of any required premiums to the Insurer. All Plan documents shall be retained by the Named Fiduciary and made available for examination at the above business address. Upon written request, the Plan documents and other information shall be provided to the Parties.

          i)  Claims Procedure:  Benefits shall be payable in accordance with
              ----------------
the Plan provisions. Should the Owner or a properly designated beneficiary (collectively referred to as the "Claimant") fail to receive benefits to which the Claimant believes he, she or they is or are entitled, a claim may be filed. Any claim for a Plan benefit hereunder shall be filed by the Claimant by a written communication which is made by the Claimant or the Claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Named Fiduciary. If a claim for a Plan benefit is wholly or partially denied, a written notice of the decision shall be furnished to the Claimant by the Named Fiduciary or his/her designee within a reasonable period of time after receipt of the claim by the Plan, which notice shall include the following information:

          (1) The specific reason or reasons for the denial;

          (2) Specific reference to the pertinent Plan provisions upon which the denial based;

          (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4) An explanation of the Plan's claim review procedures. In order that a Claimant may appeal a denial of a claim, a Claimant or his/her duly authorized representative:

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               (A)  May request review to the Named Fiduciary or his/her
          designee not later than sixty (60) days after receipt by the Claimant of written notification of the denial of a claim;

               (B)  May review pertinent documents; and

               (C) May submit issues and comments in writing. A decision on review of a denied claim shall be made not later than sixty (60) days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based. Notwithstanding anything in this paragraph to the contrary, any claim for a death benefit under a Policy under this Plan shall be filed with the Insurer by the Claimant or his or her authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall have the authority for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the terms of such Policy.

          j)  Amendment of Agreement: This Agreement may be altered, amended or
              ----------------------
written agreement signed by the Corporation and the Owner.

          k)  Governing Law: The laws of the State of Georgia shall governs this
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Agreement.

          l)  Interpretation of Agreement:  Where appropriate in this Agreement,
              ---------------------------
words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.

          m)  Liability of Insurer(s):  No Insurer is a party to this Agreement.
              -----------------------
No Insurer shall have any liability except as set forth in such Policy issued by such Insurer. No Insurer shall be bound to inquire into or take notice of any of the covenants herein contained as to such Policy, or as to the application of the proceeds of such Policy. Each Insurer shall be discharged from all liability in making payments of the proceeds of a Policy issued by such Insurer, and in permitting rights and privileges under the Policy to be exercised, pursuant to the provisions of the Policy.

          n)  Binding Agreement: This Agreement shall bind all Parties and their
              -----------------
successors and assigns.

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          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                INNOTRAC CORPORATION, the Corporation


Employer Identification         By: /s/ Scott David Dorfman      (SEAL)
                                   ------------------------
Number 58-1592285                  SCOTT DAVID DORFMAN
                                   Treasurer



                                   /s/ Bruce V. Benator
                                   --------------------
                                   BRUCE V. BENATOR, as Trustee of
                                   THE SCOTT DAVID DORFMAN
                                   FAMILY TRUST #2 U/A 1/28/97



                                   /s/ Scott David Dorfman       (SEAL)
                                   -----------------------
                                   SCOTT DAVID DORFMAN

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                                   SCHEDULE A

                                  INSURANCE      POLICY     FACE
          INSURED                  COMPANY       NUMBER    AMOUNT
          ------------------  -----------------  ------  ----------

               SCOTT DAVID    THE MIDLAND LIFE   U75068  $1 MILLION

               DORFMAN        INSURANCE COMPANY

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